BELL& HOWELL COMPANY         voice 847.470.71    web    bellhowell.com
5215 Old Orchard Road        fax   847.470.9825  e-mail info@corp.bellhowell.com
Skokie, Illinois 60077.1076


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                                   Contacts:


     Nils A. Johansson                       Hollis Rafkin-Sax
     Executive Vice President                Edelman Worldwide
     Chief Financial Officer                 (212) 704-4559
     Phone 847-470-7671


     Dwight A. Mater
     Vice President, Investor Relations
     and Business Development
     Phone 947-470-7111



                 BELL & HOWELL TO CREATE TWO SEPARATE COMPANIES

SKOKIE, Ill., Jan. 12 /PRNewswire/ -- Bell & Howell Company (NYSE: BHW - news) announced today that it plans to create two new companies to maximize the growth prospects of its business units. One business, which will comprise the company's Information and Learning and Publishing Services businesses, has yet to be named. The second company, which will operate under the Bell & Howell name and ticker symbol (BHW), will consist of the Mail and Messaging Technologies and Imaging businesses.

The company formed by combining the Information and Learning and Publishing Services businesses will operate as an independent, publicly traded entity through a spin-off to existing Bell & Howell shareholders. Prior to the spin-off, Bell & Howell plans to sell a minority stake in the Information and Learning and Publishing Services businesses to the public through an initial public offering.

Bell & Howell expects to complete the restructuring initiatives before the end of this year. The spin-off, however, is contingent on obtaining a favorable tax ruling as well as any other regulatory approval.


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Although results have not been finalized,  management expects that earnings from continuing operations, before the restructuring charge, and before considering the equity investment in the K-12 Internet company, will be in line with consensus street estimates of approximately $2.00 per share for the fiscal 1999. As part of the spin-off, the company expects to record a restructuring charge of slightly less than $30 million (after tax) in 1999.

As previously warned, customer pre-occupation with year 2000 as well as certain other unexpected events did have a negative impact on the company's year-end finish, particularly in its Mail and Messaging Technologies business. However, the company was able to offset these items with some other unexpected gains. More details about the quarter and the year will be available as part of the company's scheduled earnings release on February 16, 2000.

In announcing the plans, James P. Roemer, Bell & Howell Chairman, President and CEO, said, "We're extremely excited about these very positive steps for Bell & Howell. We strongly believe that restructuring ourselves into two highly focused entities will enable our businesses to maximize their fundamental strengths through better access to capital and the ability to attract and retain talented employees."

Mr. Roemer will serve as President & CEO of the new education and publishing company. He will continue to lead Bell & Howell in his current capacity until the spin-off is completed. He was named chairman of the board for Bell & Howell in December 1997 and has served as chief executive officer since February 1997. Mr. Roemer has been director, president and chief operating officer of Bell & Howell since February 1995. He joined the company in 1991.

Nils Johansson, who has a significant and valuable role in the company, and has been a major contributor to the company's success, will serve as Chairman of the new Bell & Howell. Mr. Johansson will also be a senior strategic advisor to the Information and Learning and Publishing Services businesses.

Howard S. Cohen has been appointed President and CEO of the new Bell & Howell. Mr. Cohen joins Bell & Howell with executive management experience in business


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services, telecommunications and systems integration acquired during a career at
Peak Technologies Group, OCE Corporation, US Sprint and Xerox. Until the spin-off is completed, Mr. Cohen will be responsible for the Mail & Messaging and Imaging businesses reporting to Mr. Roemer.

"We are extremely pleased that Howard is joining the team to lead the new Bell & Howell," Mr. Roemer said. "His extensive experience and track record in the business services and systems integration industries will allow us to better capitalize on market opportunities and will prove to be a valuable asset as the company moves forward."

Further details about the management of the new companies will be announced over the next several weeks.

"Our customers' loyalty has been a hallmark of Bell & Howell for over 90 years, and the creation of these new companies will better position us to continue our legacy of superior service and support," said Mr. Roemer. "Not only does this new structure allow us to better capitalize on our strengths for our customers, it also provides our shareholders with a clearer measure of our business fundamentals and performance."

These overall restructuring efforts will have no impact on the company's previously stated intention to transition its K-12 Internet business venture to a stand-alone entity with its own publicly traded stock, at some point in the near future. The K-12 Internet business has recently completed a large round of private financing, in which it raised $55 million from a group of internet venture capitalists. As a result of the financing, Bell & Howell's equity stake in the K-12 Internet company is now slightly under 50%.

Except for the historical information and discussions contained herein, statements contained in this release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors, including without limitation, decreases in the ability to attract and retain employees for the existing Bell & Howell as well as the two new companies resulting from the restructure of the existing Bell & Howell, obtain capital, including interest rate risks, unexpected merger-related effects, timing and

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market  conditions  relating to an initial public offering for the new education and publishing company as well as business execution risk and risk of new competitors, and any necessary regulatory approvals, decreases in funding for Internet access as well as overall acceptance and usage of the Internet in the
education  and  library   markets,   the  willingness  of  parents  to  purchase
educational products for home use, the availability of free or advertising supported research information on the Internet, decreases or shifts in mail volumes, rate of acceptance of electronic-based mailings, including effects of and rate of acceptance of internet-based solutions, including the automotive business, changes in the business services market, changes in the automotive industry, customer Year 2000 issues and concerns that could impact their purchase and investment decisions, unexpected merger- related effects, timing and market conditions relating to an initial public offering for the new K-12 Internet company as well as business execution risks associated with a start-up company and the threats and risks of new competitors to the new K-12 Internet company, and general economic conditions, all of which could cause actual results to differ materially, and such other risks as discussed in the company's filings with the Securities and Exchange Commission.

Headquartered in Skokie, Illinois, Bell & Howell Company (NYSE: BHW - news) is a leading information solutions and services provider to industries worldwide. In each of its businesses, the company transforms information through software and services, helping its customers operate more effectively and efficiently.
Additional    information    on    Bell   &    Howell    can   be    found    at
http://www.bellhowell.com.

To participate in a restructuring announcement conference call with Bell & Howell's senior management, call 712-257-2372, using the password BHW, at 11:00 a.m. (EST) on Wednesday, January 12, 2000. For your convenience, the call will be taped and archived for 30 days and can be accessed by calling 402-280-1614. This conference call may also be accessed over the Internet through Vcall at http://www.vcall.com . To listen to the live call, please go to the web site at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call at Vcall's website.

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